EXHIBIT 10.8

INDEMNIFICATION AGREEMENT dated as of
between FEDERAL NATIONAL MORTGAGE ASSOCIATION
(“Fannie Mae”), and          (“Indemnitee”)

     WHEREAS, Section 6.02 of Article 6 of the Bylaws of Fannie Mae (the “Amendment”) approved by the stockholders at the Annual Meeting, May 21, 1987 and by the Board of Directors on that same date requires Fannie Mae to indemnify directors and officers of Fannie Mae provided certain conditions are met;

     WHEREAS, this indemnification bylaw amendment and this Indemnification Agreement (“Agreement”) represent a response to recent changes in the market for directors’ and officers’ liability insurance and the increasing threat of potential litigation which the directors and officers of all companies face in carrying out their responsibilities;

     WHEREAS, this Amendment and this Agreement are designed to assist the corporation in obtaining and retaining qualified individuals to serve as directors and officers by providing them with assurance of protection against costly litigation; and

     WHEREAS, Fannie Mae is not subject to a particular state corporation code; nonetheless, the proposed amendment incorporates by reference the standards for indemnification permitted under the Delaware General Corporation Law because that statute represents the most modern formulation of corporate indemnity powers and has been used as a model by other jurisdictions;

     Now, therefore, in consideration of the Indemnitee’s continued service as a director or officer of Fannie Mae, the parties hereto agree as follows:

     1.     Indemnification. (a) To the fullest extent permitted by the Delaware General Corporation Law for a corporation subject to such law (a copy of Section 145 is attached as Exhibit 1), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits a Delaware corporation to provide broader indemnification rights than said law permitted such corporation to provide prior to such amendment), Fannie Mae hereby indemnifies and holds harmless the Indemnitee against any and all claims, liabilities, and expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred and arising from any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (collectively referred to as “Claims”), to which the Indemnitee shall have become subject by reason of having held the position of director or officer of Fannie Mae, or having allegedly taken or omitted to take any action in connection with any such position. However, the foregoing indemnification shall not apply to:

                   (i)     any breach of the Indemnitee’s duty of loyalty to Fannie Mae or its stockholders;

                   (ii)     any act or omission by Indemnitee not in good faith or which involves intentional misconduct or where Indemnitee and reasonable cause to believe his or her conduct was unlawful;

                   (iii)     any transaction from which the Indemnitee derived any improper personal benefit; or

                   (iv)     any fines or other obligations or fees imposed by law or otherwise which Fannie Mae is prohibited by Delaware law or other applicable law from paying as indemnity or for any other reason.

          (b)     The decision concerning whether Indemnitee has satisfied the foregoing shall be made by the Board of Directors by a majority vote of a quorum consisting of members of the Board of Directors (“Members”) who are not parties to the action, suit, or proceeding giving rise to the claim for indemnity. If such a quorum is not obtainable, or if obtainable, where a quorum of disinterested Members so directs, the determination may be made either by independent legal counsel in a written opinion or by a vote of the stockholders.

     2.     Indemnification for Service on Nonprofit Boards. This Agreement shall cover the Indemnitee for service on the board of directors or similar governing body of a nonprofit institution, (i) where the Indemnitee serves without compensation from such institution, and (ii) at the request of Fannie Mae as evidenced by a memorandum, substantially in the form attached hereto as Exhibit 2, signed by the Chairman of the Board or the President acknowledging that the Indemnitee’s membership on such board furthers Fannie Mae’s community service objectives, provided, however, that the Indemnitee is not entitled to indemnification from Fannie Mae for any portion of the loss for which he or she is, in fact, reimbursed by insurance or otherwise or for claims based on actions or occurrences subsequent in time to the Indemnitee’s termination of service as a director or officer of Fannie Mae.

     3.     Continuation of Indemnity. All agreements and obligations of Fannie Mae contained herein shall continue during the period the Indemnitee is a director or officer of Fannie Mae and shall continue thereafter with respect to any possible Claims based on the fact that the Indemnitee was a director or officer of Fannie Mae. This Agreement shall be binding upon all successors and assigns of Fannie Mae (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

     4.     Notification and Assumption of Defense. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit, or proceeding, Indemnitee shall notify Fannie Mae of the commencement thereof if a claim in respect thereof is to be made against Fannie Mae under this Agreement. With respect to any such action, suit, or proceeding as to which Indemnitee notifies Fannie Mae of the commencement thereof:

          (a)     Fannie Mae will be entitled to participate therein at its own expense.

          (b)     Except as otherwise provided below, to the extent that it may wish, Fannie Mae, individually or jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, and to designate counsel and such counsel designated by Fannie Mae shall be counsel of record. Such counsel shall be acceptable to Indemnitee or to a majority of indemnitees if there are more than one, but Indemnitee’s consent shall not be unreasonably withheld. Upon notice from Fannie Mae to Indemnitee of its election so to assume the defense thereof, Fannie Mae’s obligation to the Indemnitee under this Agreement will terminate with respect to any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than as provided below. Indemnitee will have the right to employ his or her counsel in such action, suit or proceeding, in addition to counsel designated by Fannie Mae, but the fees and expenses of such counsel incurred after notice from Fannie Mae of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Fannie Mae, (ii) the Indemnitee or Fannie Mae shall have reasonably concluded that there may be a conflict of interest between Fannie Mae and the Indemnitee in the conduct of the defense of such action and the Indemnitee or Fannie Mae shall have been so advised in writing by counsel, or (iii) Fannie Mae shall not in fact have designed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of Fannie Mae.

          (c)     Fannie Mae will not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Fannie Mae will not settle any action or claim effected without its written consent. Fannie Mae will not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither Fannie Mae nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

     5.     Advancement of Expenses. The Board of Directors shall authorize the advancement of funds to Indemnitee for reasonable expenses, provided Indemnitee provides a written undertaking to repay such advance in substantially the form attached hereto as Exhibit 3 if it is later determined that the Indemnitee does not satisfy the standard of conduct required for indemnification. Indemnitee agrees to reimburse Fannie Mae for all reasonable expenses paid by Fannie Mae in defending any civil or criminal action, suit or proceeding against Indemnitee in the event, and only to the extent, that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by Fannie Mae for such expenses under the provisions of this Agreement. The Board of Directors may, at its discretion, require that Indemnitee post collateral to guarantee repayment of expenses actually advanced if the Board of Directors later determines that the Indemnitee is not entitled to indemnification under this Agreement.

     6.     Separability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that Fannie Mae provide protection to Indemnitee to the fullest enforceable extent.

     7.     Other Provisions.

          (a)     This Agreement shall be interpreted and enforced in accordance with the laws of the District of Columbia except that issues concerning the interpretation of Section 145 of the Delaware General Corporation Law or any successor Delaware statute concerning indemnification of directors and officers shall be interpreted in accordance with the laws of the state of Delaware.

          (b)     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one document.

          (c)     This Agreement shall not be deemed an employment contract between Fannie Mae and any Indemnitee who is an officer of Fannie Mae, and, if the Indemnitee is an officer of Fannie Mae, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and Fannie Mae.

          (d)     Upon a payment to the Indemnitee under this Agreement, Fannie Mae shall be subrogated to the extent of such payment to all of the rights of the Indemnitee to recover against any person for such liability, and the Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for Fannie Mae to bring suit to enforce such rights.

          (e)     No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By
Chairman of the Board and Chief Executive Officer

Indemnitee